As filed with the Securities and Exchange Commission on October 25, 2000
	Registration No. 333-______
	________________________________________________________________________



	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
	        ________________

	FORM S-8
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933
	_______________

	            MESA LABORATORIES, INC.
	(Exact name of Registrant as specified in its charter)



          Colorado            	             84-0872291
(State or other jurisdiction of 	(I.R.S. Employer Identification
incorporation or organization)		         No.)
	12100 West Sixth Avenue
	Lakewood, Colorado                          80228
(Address of principal executive offices)       (zip code)



	Mesa Laboratories, Inc.
	  1999 Stock Compensation Plan
	(Full title of the plan)



	Andrew N. Bernstein, Esq.
	Andrew N. Bernstein, P.C.
	5445 DTC Parkway, Suite 520
	   Greenwood Village, Colorado 80111
	(Name and address of agent for service)


	                               (303) 770-7131

	(Telephone number, including area code, of agent for service)



Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

	_______________________________________________________________




	CALCULATION OF REGISTRATION FEE



Title of	     Amount to be	   Proposed	  Proposed	Amount of
securities to be	registered (1)  maximum   maximum	registration
registered		               offering	 aggregate	fee
                                 price per  offering
                                  share	   price



Common Stock,
no par value   300,000 shares(2)	$1,632,700(2)	$432.00




(1)	Pursuant to Rule 416, this Registration Statement
covers any additional shares of Common Stock ("shares") which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other
similar transaction without receipt of consideration which
results in an increase in the number of shares outstanding.

(2)	Pursuant to Rules 457(h) and 457(c), the offering price
per share, the aggregate offering price and the amount of the filing fee were computed upon the bases of:

-	the price at which 94,500 outstanding options may be
exercised (resulting in an aggregate offering price of
$451,075); and

-	the closing price of the Common Stock within five business
days prior to the date of filing of the Registration
Statement, with respect to the authorized but unissued
remaining options (205,500 shares at $5.75 per share,
aggregating $1,181,625).

	PART I

	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the requirements of the Note to Part I of Form
S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows. The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.


	REOFFER PROSPECTUS

The material which follows, up to but not including the pages beginning Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General
Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1999 Stock
Compensation Plan by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.


	REOFFER PROSPECTUS

	300,000 SHARES
	COMMON STOCK

	MESA LABORATORIES, INC.

	___________________________

	1999 STOCK COMPENSATION PLAN
	___________________________


We are registering on behalf of our employees, officers, directors and consultants up to 300,000 shares of our common stock purchasable by them pursuant to common stock options granted under our 1999 Stock Compensation Plan. As of this date, 94,500 options were issued under the Plan and are currently outstanding and 205,500 shares remained available for grant of options.

	___________________________

This prospectus will be used by persons who are our "affiliates" to resell shares purchased by them under the Plan.
We will receive no part of the proceeds of any such sales, although we will receive the exercise price for the stock options.

	___________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	_____________________________

No person is authorized to give any information or to make any representation regarding the securities we are offering and investors should not rely on any such information. The information provided in the prospectus is as of this date only.

	_____________________________

	The date of this prospectus is October 25, 2000.

	AVAILABLE INFORMATION

We are a fully reporting company subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports and other information with the Securities and Exchange Commission. Reports and other information which we file can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Our common stock is traded on the Nasdaq National Market under the symbol "MLAB."

We furnish annual reports to our shareholders which include audited financial statements. We may furnish such other reports as may be authorized, from time to time, by our board of directors.

	INCORPORATION BY REFERENCE

Certain documents have been incorporated by reference into this prospectus, either in whole or in part. We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request, (i) a copy of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered to our employees pursuant to Rule 428(b). Requests for such information shall be addressed to us at Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood, Colorado 80228, telephone: (303) 987-8000.


	TABLE OF CONTENTS


Introduction					3
Selling Stockholders				3
Method of Sale					4
SEC Position Regarding Indemnification	4
Description of the Plan				4
Applicable Securities Law Restrictions	5
Tax Consequences					6
Legal Matters					6
Experts						7


	INTRODUCTION


We design, develop, acquire, manufacture and market instruments and systems utilized in connection with industrial applications and hemodialysis therapy. In August 1984, we acquired Western Laboratories Corp., a manufacturer and marketer of a line of instruments for use in calibrating hemodialysis proportioning equipment. In June 1989, we acquired the DATATRACEr product line of Ball Corporation. In February 1993, we acquired the assets of NUSONICS, Inc., a manufacturer of ultrasonic flow meters and analyzers. In December 1999, we acquired Automata Instrumentation, Inc., a manufacturer and marketer of a line of instruments for use in calibrating and verifying performance of hemodialysis and proportioning equipment.

We presently market the DATATRACEr and ELOGGr recording systems which are used in various industrial applications; NUSONICSr Concentration Analyzers, Pipeline Interface Detectors and Flow Meter products which are used in various industrial applications; and two product lines used in kidney dialysis [Dialysate Meters and the ECHO Reprocessing Products]. We are also performing research and development to expand the application of its technology.

Our executive offices are located at 12100 West Sixth
Avenue, Lakewood, Colorado 80228, telephone (303) 987-8000.


	SELLING STOCKHOLDERS


This prospectus covers possible sales by our executive officers, directors, consultants and employees of shares they acquire through exercise of options granted under our 1999 Stock Compensation Plan. The names of our affiliates who may be Selling Stockholders from time to time are listed below, along with the number of shares of common stock to be offered for sale.
 The names of other affiliates who may offer shares for resale in the future, along with the number of shares which may be sold by each affiliate from time to time, will be updated in supplements to this prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act. All Selling Stockholders are executive officers and/or directors.
The address of each Selling Stockholder is the same as our address. All shares listed below for sale represent shares issuable upon exercise of options granted under the Plan.

Maximum Number of Shares
Which May
Name of Selling Stockholder		Be Sold Upon Exercise of
Options
Luke R. Schmieder					8,000

Steven W. Peterson				4,000

Paul D. Duke					8,000

METHOD OF SALE

Sales of the shares offered by this prospectus will be made on The Nasdaq National Market, where our common stock is listed for trading, in other markets where our common stock may be traded, or in negotiated transactions. Sales will generally involve payment of customary brokers' commissions by the Selling Stockholders. There is no present plan of distribution.


	SEC POSITION REGARDING INDEMNIFICATION

Our Articles of Incorporation provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the provisions described above, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in that Act and is therefore unenforceable.


	DESCRIPTION OF THE PLAN

Our board of directors and our shareholders have adopted and approved the Plan. Options granted pursuant to the Plan constitute either incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or options which constitute nonqualified options at the time of issuance of such options. The Plan provides that incentive stock options and/or non-qualified stock options may be granted to our officers, directors, employees and advisors selected by our Compensation Committee. A total of 300,000 shares of common stock are authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in our capitalization in the case of a stock split, stock dividend or similar event.

The Plan is administered by our Compensation Committee which has the sole authority to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to:

-	who shall be granted options under the Plan;
-	the term of each option;
-	the number of shares covered by such option;
-	whether the option shall constitute an incentive option or a nonqualified option;
-	the exercise price for the purchase of the shares covered by the option, provided that the exercise price for any
incentive option must be at least equal to the fair market
value of the shares as of the date of grant of such option;
-	the period during which the option may be exercised;
-	whether the right to purchase the number of shares covered
by the option shall be fully vested on issuance of the
option so that such shares may be purchased in full at one
time or whether the right to purchase such shares shall
become vested over a period of time so that such shares may
only be purchased in installments; and
-	the time or times at which the options shall be granted.


Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our common stock or a combination.

If any option to purchase reserved shares shall not be exercised for any reason or if such option to purchase shall terminate as provided by the Plan, such shares which have not been so purchased shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. There are no assets administered under the Plan and, accordingly, no investment information is furnished.

No options may be assigned, transferred, hypothecated or pledged by the option holder except by will, the laws of intestate succession or as permitted by the Commission. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

The Plan will remain in effect until August 5, 2009.
Additional information concerning the Plan may be obtained from us at our address and telephone number.


	APPLICABLE SECURITIES LAW RESTRICTIONS

If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act), the resale of the shares purchased upon exercise of options covered hereby may be subject to certain restrictions and requirements, including compliance with the provisions of Rule 144 promulgated under the Securities Act.

In addition to the requirements imposed by the Securities
Act, the antifraud provisions of the Exchange Act and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to the Plan.

Up to 300,000 shares may be issued under the Plan. We have authorized 8,000,000 shares of common stock, of which 3,787,476 shares are outstanding as of March 31, 2000. Shares of common stock outstanding are, and those to be issued upon exercise of options will be, fully paid and nonassessable, and each share of common stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is one of our shareholders. Shareholders do not have the right to cumulate their votes for the election of directors.

Our officers and directors and owners of at least ten percent of our stock must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Exchange Act and the rules thereunder upon the receipt or disposition of any options.




	TAX CONSEQUENCES

We have been advised that the federal income tax consequences of the Plan to us and the optionees, and possible exercise of options granted under the Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the Plan. This discussion does not address all of the tax consequences that may be applicable to any particular optionee or to us. In addition, this discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this prospectus.

The income tax treatment of nonstatutory options is governed by 83 of the Code. This section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. We will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether a nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the nonstatutory option is the taxable event for the optionee who rendered the services for which the option was granted.

No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of
 421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.

	LEGAL MATTERS

The validity of the shares offered hereby have been passed on for us by Andrew N. Bernstein, P.C., 5445 DTC Parkway, Suite
520, Greenwood Village, Colorado 80111.

	EXPERTS

Our balance sheets for the years ended March 31, 2000 and 1999 and our statements of income, stockholders' equity and cash flows for the years then ended, incorporated by reference to our Annual Report on Form 10-KSB, have been audited by Ehrhardt Keefe Steiner & Hottman PC, Denver, Colorado, as set forth in their report included therein and incorporated by reference. Our financial statements referred to above are incorporated by reference in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

Our future financial statements and reports thereon of Ehrhardt Keefe Steiner & Hottman PC also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.



	PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant's Annual Report on Form 10-KSB for the
fiscal year ended March 31, 2000 (including its audited financial statements for the years ended March 31, 2000 and 1999, together with the report of independent public accountants) filed pursuant to the Exchange Act;

(b)	The Registrant's Quarterly Report on Form 10-QSB for
the fiscal quarter ended June 30, 2000;

(c)	The description of the common stock that is contained
in the Registrant's Registration Statement on Form 8-A under the Exchange Act (File No. 0-11740); and

(d)	All subsequent reports filed pursuant to Section 13(a)
or 15(d) of the Exchange Act.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers


Article 109 of the Colorado Business Corporation Act
("CBCA") provides broad authority for indemnification of directors and officers. The Articles of Incorporation and Bylaws of Mesa Laboratories, Inc. (the "Registrant") provide for indemnification of its officers and directors to the fullest extent permitted by the CBCA. As permitted by Section 7-108-402 of the CBCA, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit
Number		Description of Exhibit

 4.1		--	1999 Stock Compensation Plan of Mesa
Laboratories, Inc.
 5.1		--	Opinion of Andrew N. Bernstein, P.C.
23.1		--	Consent of Ehrhardt Keefe Steiner & Hottman
PC, independent public accountants
23.2		--	Consent of Andrew N. Bernstein, P.C.
(included in its opinion filed as Exhibit
5.1)

Item 9.  Undertakings

(a)	Rule 415 Offerings.

The undersigned registrant hereby undertakes that it will:

(1)	File, during any period in which it offers or
sells securities, a post-effective amendment to this Registration
Statement to:

(i)	Include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;
(ii)	Reflect in the prospectus any facts or
events arising after the effective date of
the Registration Statement which,
individually or in the aggregate, represent
a fundamental change in the information set
forth in the Registration Statement; and
(iii)	Include any material information
with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

(2)	For the purpose of determining any liability
under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

(3)	Remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.





(b)	Filings Incorporating Subsequent Exchange Act documents
by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for acceleration of effective date or filing of
registration statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado on October 24, 2000.


MESA LABORATORIES, INC.

By: /s/ LUKE R. SCHMIEDER

    Luke R. Schmieder
     President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature				Title					Date

/s/ LUKE R. SCHMIEDER 	President, Chief Executive Officer, 10/24/00
Luke R. Schmieder		Treasurer and Director (Principal
Executive Officer)


/s/ STEVEN W. PETERSON 	Vice President, Finance, Chief	10/24/00
Steven W. Peterson	Financial and Chief Accounting
Officer and Secretary (Principal
Financial and Accounting Officer


/s/ PAUL D. DUKE       	Vice President and Director    	10/24/00
Paul D. Duke


/s/ H. STUART CAMPBELL 	Director					10/24/00
H. Stuart Campbell


/s/ MICHAEL T. BROOKS  	Director					10/24/00
Michael T. Brooks


	EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

 4.1		1999 Stock Compensation Plan of Mesa Laboratories, Inc.
 5.1		Opinion of Andrew N. Bernstein, P.C.
23.1		Consent of Ehrhardt Keefe Steiner & Hottman PC,
independent public accountants
23.2		Consent of Andrew N. Bernstein, P.C. (included in its
   		opinion filed as Exhibit 5.1)		   	x



EX-4.1

EXHIBIT 4.1


	1999 STOCK COMPENSATION PLAN

	OF


	MESA LABORATORIES, INC.
	(a Colorado corporation)


















	TABLE OF CONTENTS

	* * *

	1999 STOCK COMPENSATION PLAN

	OF

	MESA LABORATORIES, INC.



SECTION		SUBJECT					PAGE

	1.	Purpose of Plan					1

	2.	Stock Subject to the Plan			1

	3.	Administration of the Plan			2
		(a)	General					2
		(b)	Changes in Law Applicable		4

	4.	Types of Awards Under the Plan		4

	5.	Persons to Whom Options Shall Be Granted	4
		(a)	Nonqualified Options			4
		(b)	Incentive Options				4

6. Factors to Be Considered in Granting
      Options						5

	7.	Time of Granting Options			5

	8.	Terms and Conditions of Options		5
		(a)	Number of Shares				5
		(b)	Type of Option				5
		(c)	Option Period				6
			(1)	General				6
			(2)	Termination of Employment	6
(3) Cessation of Service as
Director or Advisor		6
			(4)	Disability				6
			(5)	Death					7
			(6)	Acceleration and Exercise Upon
				Change of Control			7
		(d)	Option Prices				9
			(1)	Nonqualified Options		9
			(2)	Incentive Options			9
			(3)	Determination of Fair Market
				Value					9
 		(e)	Exercise of Options			10
		(f)	Nontransferability of Options		11
		(g)	Limitations on 10% Shareholders	11
		(h)	Compliance with Securities Laws	11
		(i)	Additional Provisions			13

	9.	Medium and Time of Payment			13

	10.	Rights as a Shareholder				14

	11.	Optionee's Agreement to Serve			14

	12.	Adjustments on Changes in Capitalization	15
		(a)	Changes in Capitalization		15
		(b)	Reorganization, Dissolution or
			Liquidation					15
		(c)	Change in Par Value			15
		(d)	Notice of Adjustments			16
		(e)	Effect Upon Holder of Option		16
		(f)	Right of Company to Make Adjustments17

	13.	Investment Purpose				18

	14.	No Obligation to Exercise Option		18

	15.	Modification, Extension, and Renewal
		of Options						18

	16.	Effective Date of the Plan			18

	17.	Termination of the Plan				18

	18.	Amendment of the Plan				19

	19.	Withholding						19

	20.	Indemnification of Committee			20

	21.	Application of Funds				20

	22.	Governing Law					21



	1999 STOCK COMPENSATION PLAN
	OF
	MESA LABORATORIES, INC.



	1.	Purpose of Plan.  This 1999 Stock Compensation Plan
("Plan") is intended to encourage ownership of the common stock of MESA LABORATORIES, INC., a Colorado corporation, ("Company"), by certain officers, directors, employees and advisors of the
Company or any Subsidiary or Subsidiaries of the Company (as
hereinafter defined) in order to provide additional incentive for such persons to promote the success and the business of the
Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options to such persons in accordance with the terms of the Plan.  It is further intended that options granted pursuant to this Plan shall constitute either incentive stock options ("Incentive Options")
within the meaning of Section 422 (formerly Section 422A) of the
Internal Revenue Code of 1986, as amended ("Code"), or options which do not constitute Incentive Options ("Nonqualified
Options") as determined by the Committee (as hereinafter defined)
at the time of issuance of such options. Incentive Options and Nonqualified Options are herein sometimes referred to collectively as "Options."  As used herein, the term Subsidiary or Subsidiaries shall mean any corporation (other than the
employer corporation) in an unbroken chain of corporations
beginning with the employer corporation if, at the time of
granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
	2.	Stock Subject to the Plan.  Subject to adjustment as
provided in Section 12 hereof, there will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan, an aggregate of three hundred thousand (300,000)
shares of the common stock, no par value, of the Company ("Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of
Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the
Company ("Board of Directors").  To determine the number of
shares of Common Stock available at any time for the granting of
Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised. If and to the extent that any Option to purchase reserved shares shall not be exercised by the optionee for any reason or if such Option to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12 hereof).
	3.	Administration of the Plan.
		(a)	General.  The Plan shall be administered by the
full Board of Directors or by a Compensation Committee
("Committee") appointed by the Board of Directors, which
Committee shall consist solely of not less than two (2) non-
employee Directors.  All references in this Plan to the Committee shall be deemed to refer instead to the full Board of Directors at any time there is not a committee qualified to act hereunder.
 The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members
previously appointed and may fill vacancies, however caused, in the Committee.  If the Board of Directors does not designate a
Chairman of the Committee, the Committee shall select one of its members as its Chairman.  The Committee shall hold its meetings at such times and places at it shall deem advisable.  A majority of its members shall constitute a quorum.  Any action of the
Committee shall be taken by a majority vote of its members at a meeting at which a quorum is present.  Notwithstanding the
preceding, any action of the Committee may be taken without a meeting by a written consent signed by all of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the members present in person at the meeting duly called and held.  The Committee may appoint a
Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business at it shall deem advisable.
	The Committee shall have the sole authority and power,
subject to the express provisions and limitations of the Plan, to construe the Plan and option agreements granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations
relating to the Plan, and to make all determinations necessary or advisable for administering the Plan, including, but not limited to, (i) who shall be granted Options under the Plan, (ii) the term of each Option, (iii) the number of shares covered by such
Option, (iv) whether the Option shall constitute an Incentive
Option or a Nonqualified Option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the Option,
(vi) the period during which the Option may be exercised, (vii)
whether the right to purchase the number of shares covered by the
Option shall be fully vested on issuance of the Option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in
installments, and (viii) the time or times at which Options shall be granted.  The Committee's determinations under the Plan,
including the above enumerated determinations, need not be
uniform and may be made by it selectively among the persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.
	The interpretation by the Committee of any provision of the
Plan or of any option agreement entered into hereunder with
respect to any Incentive Option shall be in accordance with
Section 422 of the Code and the regulations issued thereunder, as such section or regulations may be amended from time to time, in order that the rights granted hereunder and under said option agreements shall constitute "Incentive Stock Options" within the meaning of such section.  The interpretation and construction by the Committee of any provision of the Plan or of any Option
granted hereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any
Option granted under it.  Upon issuing an Option under the Plan, the Committee shall report to the Board of Directors the name of the person granted the Option, whether the Option is an Incentive
Option or a Nonqualified Option, the number of shares of Common
Stock covered by the Option, and the terms and conditions of such
Option.
		(b)	Changes in Law Applicable.  If the laws relating
to Incentive Options or Nonqualified Options are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive Options or Nonqualified Options,
respectively, to conform to such changes in the law, unless the changes require shareholder approval.
	4.	Type of Awards Under the Plan.  Awards under the Plan
shall be in the form of Options.
	5.	Persons to Whom Options Shall Be Granted.
		(a)	Nonqualified Options.  Nonqualified Options shall
be granted only to officers, directors, employees and advisors of the Company or a Subsidiary who, in the judgment of the
Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Nonqualified Options, are either officers, directors, employees or advisors of the Company or a Subsidiary.
		(b)	Incentive Options.  Incentive Options shall be
granted only to employees of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Incentive Option are an employee of either the Company or a Subsidiary pursuant to an effective employment agreement.
	6.	Factors to Be Considered in Granting Options.  In
making any determination as to persons to whom Options shall be granted and as to the number of shares to be covered by such
Options, the Committee shall take into account the duties and responsibilities of the respective officers, directors, employees, or advisors, their current and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.
	7.	Time of Granting Options.  Neither anything contained
in the Plan or in any resolution adopted or to be adopted by the
Board of Directors or the Shareholders of the Company or a
Subsidiary nor any action taken by the Committee shall constitute the granting of any Option.  The granting of an Option shall be effected only when a written Option Agreement acceptable in form and substance to the Committee, subject to the terms and
conditions hereof including those set forth in Section 8 hereof, shall have been duly executed and delivered by or on behalf of the Company and the person to whom such Option shall be granted.
 No person shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly
executed and delivered as set forth in this Section 7.
	8.	Terms and Conditions of Options.  All Options granted
pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the
Company.  Each Option Agreement governing an Option granted
hereunder shall be subject to at least the following terms and conditions, and shall contain such other terms and conditions, not inconsistent therewith, that the Committee shall deem
appropriate:
		(a)	Number of Shares.  Each Option shall state the
number of shares of Common Stock which it represents.
		(b)	Type of Option.  Each Option shall state whether
it is intended to be an Incentive Option or a Nonqualified
Option.

		(c)	Option Period.
			(1)	General.  Each Option shall state the date
upon which it is granted.  Each Option shall be exercisable in whole or in part during such period as is provided under the terms of the Option subject to any vesting period set forth in the Option, but in no event shall an Option be exercisable either in whole or in part after the expiration of ten (10) years from the date of grant.
			(2)	Termination of Employment.  Except as
otherwise provided in case of Disability (as hereinafter
defined), death or Change of Control (as hereinafter defined), no
Option shall be exercisable after an optionee who is an employee of the Company or a Subsidiary ceases to be employed by the
Company or a Subsidiary as an employee; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date of termination of such optionee's employment; provided
further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.
			(3)	Cessation of Service as Director or Advisor.
 Except as otherwise provided in case of Disability, death or
Change of Control, no Option shall be exercisable after an
optionee who was a director or advisor of the Company or a
Subsidiary ceases to be a director or advisor of the Company or a
Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date such optionee ceases to be a director or advisor of the Company or a Subsidiary; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.
			(4)	Disability.  If an optionee's employment is
terminated by reason of the permanent and total Disability of such optionee or if an optionee who is a director or advisor of the Company or a Subsidiary ceases to serve as a director or advisor by reason of the permanent and total Disability of such optionee, the Committee shall have the right in its sole
discretion, but not the obligation, to extend the exercise period following the date of termination of the optionee's employment or the date such optionee ceases to be a director or advisor of the
Company or a Subsidiary, as the case may be, subject to the
condition that no Option shall be exercisable after the
expiration of ten (10) years from the date it is granted.  For purposes of this Plan, the term "Disability" shall mean the
inability of the optionee to fulfill such optionee's obligations to the Company or a Subsidiary by reason of any physical or
mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Committee in its sole discretion.
			(5)	Death.  If an optionee dies while in the
employ of the Company or a Subsidiary, or while serving as a director or advisor of the Company or a Subsidiary, and shall not have fully exercised Options granted pursuant to the Plan, such
Options may be exercised in whole or in part at any time within one (1) year after the optionee's death, by the executors or administrators of the optionee's estate or by any person or
persons who shall have acquired the Options directly from the optionee by bequest or inheritance, but only to the extent that the optionee was entitled to exercise such Option at the date of such optionee's death, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.
			(6)	Acceleration and Exercise Upon Change of
Control.  Notwithstanding the preceding provisions of this
Section 8(c), if any Option granted under the Plan provides for either (a) an incremental vesting period whereby such Option may only be exercised in installments as such incremental vesting period is satisfied or (b) a delayed vesting period whereby such
Option may only be exercised after the lapse of a specified
period of time, such as after the expiration of one (1) year, such vesting period shall be accelerated upon the occurrence of a
Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company as determined by the
Committee, so that such Option shall thereupon become exercisable immediately in part or its entirety by the holder thereof, as such holder shall elect.  For the purposes of this Plan, a
"Change of Control" shall be deemed to have occurred if:
				(i)	Any "person", including a "group" as
determined in accordance with Section 13(d)(3) of the Securities
Exchange Act of 1934 ("Exchange Act") and the Rules and
Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more
intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the
combined voting power of the Company's then outstanding
securities, other than a person who is such a beneficial owner on the effective date of the Plan and any affiliate of such person;
				(ii)	As a result of, or in connection with,
any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any
combination of the foregoing transactions ("Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;
				(iii)	Following the effective date of the
Plan, the Company is merged or consolidated with another
corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates of any such party;
				(iv)	A tender offer or exchange offer is made
and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the
Company's then outstanding voting securities; or
				(v)	The Company transfers more than 50% of
its assets, or the last of a series of transfers results in the transfer of more than 50% of the assets of the Company, to
another corporation that is not a wholly-owned corporation of the
Company.  For purposes of this subsection 8(c)(6)(v), the
determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to (i) the Company's real property as determined by an independent appraisal thereof, and (ii) the net book value of all other assets of the Company, each taken as of the date of the
Transaction involved.
	In addition, upon a Change of Control, any Options
previously granted under the Plan to the extent not already
exercised may be exercised in whole or in part either immediately or at any time during the term of the Option as such holder shall elect.
		(d)	Option Prices.
			(1)	Nonqualified Options.  The purchase price or
prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by a Nonqualified Option shall be the price determined by the Committee at the time of granting of the Nonqualified Option, which price may be less than, equal to or greater than one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the
Nonqualified Option.
			(2)	Incentive Options.  The purchase price or
prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by an Incentive Option shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Incentive Option or such higher purchase price as may be determined by the Committee at the time of granting the Incentive Option.
			(3)	Determination of Fair Market Value.  During
such time as the Common Stock of the Company is not listed upon an established stock exchange, the fair market value per share shall be deemed to be the closing bid price of the Common Stock on The Nasdaq Stock Market ("Nasdaq") on the day the Option is
granted, as reported by Nasdaq, if the Common Stock is so quoted, and if not so quoted, the average of the "bid" and "ask" prices of the Common Stock on the Electronic Bulletin Board on the day
the Option is granted, as reported by the National Association of
Securities Dealers, Inc.  If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of the Common Stock of the Company shall have been made on an established stock exchange on such day, on the next preceding day on which there was a sale of such stock.  If there is no market price for the Common Stock, then the Board of
Directors and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common
Stock.
		(e)	Exercise of Options.  To the extent that a holder
of an Option has a current right to exercise, the Option may be exercised from time to time by written notice to the Company at its principal place of business.  Such notice shall state the election to exercise the Option, the number of whole shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall contain any investment representation required by Section 8(i) hereof.  Such notice shall be accompanied by payment of the full purchase price of such shares and by the Option Agreement evidencing the Option.
 In addition, if the Option shall be exercised, pursuant to
Section 8(c)(4) or Section 8(c)(5) hereof, by any person or
persons other than the optionee, such notice shall also be
accompanied by appropriate proof of the right of such person or persons to exercise the Option.  The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received.  The certificate or certificates for the
shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option.  In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option Agreement the number of shares which has been exercised thereunder and the number of shares that remains exercisable under the Option and return such Option Agreement to the holder thereof.
		(f)	Nontransferability of Options.  An Option granted
pursuant to the Plan shall be exercisable only by the optionee or the optionee's court appointed guardian as set forth in Section
8(c)(4) hereof during the optionee's lifetime and shall not be assignable or transferable by the optionee otherwise than by
Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange
Commission.  An Option granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by
operation of law or otherwise other than by Will, the laws of descent and distribution, or as permitted by the rules and
regulations of the Securities and Exchange Commission) and shall not be subject to execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the foregoing provisions of this Section 8(f), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.
		(g)	Limitations on 10% Shareholders.  If required by
law or regulation applicable to the Company, no Incentive Option may be granted under the Plan to any individual who, immediately before such Incentive Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("10% Shareholder") unless (i)
such Incentive Option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the day the Incentive Option is granted and (ii) such
Incentive Option expires on a date not later than five (5) years from the date the Incentive Option is granted.
		(h)	Compliance with Securities Laws.  The Plan and the
grant and exercise of the rights to purchase shares hereunder, and the Company's obligations to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, foreign and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the Common
Stock of the Company may then be listed. At the time of exercise of any Option, the Company may require the optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act of 1933, as amended ("Securities
Act"), and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular Option or stock issued upon exercise thereof. Without limiting the generality of the foregoing, if the Common Stock issuable upon exercise of an Option granted under the Plan is not registered under the Securities Act, the Company at the time of exercise may require that the registered owner execute and deliver an investment representation agreement to the Company in form acceptable to the Company and its counsel, and the Company may place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:
		THE SHARES OF COMMON STOCK REPRESENTED BY
THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY APPLICABLE STATE SECURITIES LAW BUT
HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT
OF THE HOLDER HEREOF AND MAY NOT BE OFFERED,
SOLD OR TRANSFERRED UNTIL EITHER (i) A
REGISTRATION STATEMENT UNDER SUCH SECURITIES
ACT OR SUCH APPLICABLE STATE SECURITIES LAWS
SHALL HAVE BECOME EFFECTIVE WITH REGARD
THERETO, OR (ii) THE COMPANY SHALL HAVE
RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO
THE COMPANY AND ITS COUNSEL THAT REGISTRATION
UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE
STATE SECURITIES LAWS IS NOT REQUIRED IN
CONNECTION WITH SUCH PROPOSED OFFER, SALE OR
TRANSFER.

		(i)	Additional Provisions.  The Option Agreement
authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, including, without
limitation, restrictions upon the exercise of the Option.  Any such Option Agreement with respect to an Incentive Option shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary in order that the
Option will be an "Incentive Stock Option" as defined in Section
422 of the Code.
	9.	Medium and Time of Payment.  The purchase price of the
shares of the Common Stock as to which the Option shall be
exercised shall be paid in full either (i) in cash at the time of exercise of the Option, (ii) by tendering to the Company shares of the Company's Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock
purchased, or (iii) partly in cash and partly in shares of the
Company's Common Stock valued at fair market value as of the date of receipt of such shares by the Company.  Cash payment for the shares of the Common Stock purchased upon exercise of the Option shall be in the form of either a cashier's check, certified check or money order.  Personal checks may be submitted, but will not be considered as payment for the shares of the Common Stock
purchased and no certificate for such shares will be issued until the personal check clears in normal banking channels.  If a
personal check is not paid upon presentment by the Company, then the attempted exercise of the Option will be null and void.  In the event the optionee tenders shares of the Company's Common
Stock in full or partial payment for the shares being purchased pursuant to the Option, the shares of Common Stock so tendered shall be accompanied by fully executed stock powers endorsed in favor of the Company with the signature on such stock power being guaranteed.  If an optionee tenders shares, such optionee assumes sole and full responsibility for the tax consequences, if any, to such optionee arising therefrom, including the possible
application of Code Section 424(c), or its successor Code
section, which negates any nonrecognition of income rule with respect to such transferred shares, if such transferred shares have not been held for the minimum statutory holding period to receive preferential tax treatment.
	10.	Rights as a Shareholder.  The holder of an Option shall
have no rights as a shareholder with respect to the shares
covered by the Option until the due exercise of the Option and the date of issuance of one or more stock certificates to such holder for such shares.  No adjustment shall be made for
dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is
issued, except as provided in Section 12 hereof.
	11.	Optionee's Agreement to Serve.  Each employee receiving
an Option shall, as one of the terms of the Option Agreement, agree that such employee will remain in the employ of the Company or Subsidiary for a period of at least one (1) year from the date on which the Option shall be granted to such employee, and that such employee will, during such employment, devote such
employee's time, energy, and skill to the service of the Company or a Subsidiary as may be required by the management thereof, subject to vacations, sick leaves, and military absences.  Such employment, subject to the provisions of any written contract between the Company or a Subsidiary and such employee, shall be at the pleasure of the Board of Directors of the Company or a
Subsidiary, and at such compensation as the Company or a
Subsidiary shall reasonably determine.  Any termination of such employee's employment during the period which the employee has agreed pursuant to the foregoing provisions of this Section 11 to remain in employment that is either for cause or voluntary on the part of the employee shall be deemed a violation by the employee of such employee's agreement.  In the event of such violation, any Option or Options held by such employee, to the extent not theretofore exercised, shall forthwith terminate, unless
otherwise determined by the Committee.  Notwithstanding the
preceding, neither the action of the Company in establishing the
Plan nor any action taken by the Company, a Subsidiary or the
Committee under the provisions hereof shall be construed as
granting the optionee the right to be retained in the employ of the Company or a Subsidiary, or to limit or restrict the right of the Company or a Subsidiary, as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.
	12.	Adjustments on Changes in Capitalization.
		(a)	Changes in Capitalization.  The number of shares
of Common Stock covered by the Plan, the number of shares of
Common Stock covered by each outstanding Option and the exercise price per share thereof specified in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other
increase or decrease in the number of shares effected without receipt of consideration by the Company after the date the Option is granted, so that upon exercise of the Option, the optionee shall receive the same number of shares the optionee would have received had the optionee been the holder of all shares subject to such optionee's outstanding Option immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.
		(b)	Reorganization, Dissolution or Liquidation.  A
dissolution or liquidation of the Company or a merger or
consolidation in which the Company is not the surviving
corporation shall cause each outstanding Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or
liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to each optionee, and each
optionee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise such optionee's Option in whole or in part in the manner herein set forth.
		(c)	Change in Par Value.  In the event of a change in
the Common Stock of the Company as presently constituted, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.
		(d)	Notice of Adjustments.  To the extent that the
adjustments set forth in the foregoing paragraphs of this Section
12 relate to stock or securities of the Company, such
adjustments, if any, shall be made by the Committee, whose
determination in that respect shall be final, binding and
conclusive, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the
Incentive Option to fail to continue to qualify as an "Incentive
Stock Option" within the meaning of Section 422 of the Code.  The
Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the optionee.
		(e)	Effect Upon Holder of Option.  Except as
hereinbefore expressly provided in this Section 12, the holder of an Option shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the
number of shares of stock of any class by reason of any
dissolution, liquidation, merger, reorganization, or
consolidation, or spin-off of assets or stock of another
corporation.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of
Common Stock subject to the Option.  Without limiting the
generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to any Option granted hereunder upon the occurrence of any of the following events:
			(1)	The grant or exercise of any other options
which may be granted or exercised under any qualified or
nonqualified stock option plan or under any other employee
benefit plan of the Company, whether or not such options were outstanding on the date of grant of the Option or thereafter granted;
			(2)	The sale of any shares of Common Stock in the
Company's initial or any subsequent public offering, including, without limitation, shares sold upon the exercise of any
overallotment option granted to the underwriter in connection with such offering;
			(3)	The issuance, sale or exercise of any
warrants to purchase shares of Common Stock, whether or not such warrants were outstanding on the date of grant of the Option or thereafter issued;
			(4)	The issuance or sale of rights, promissory
notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities ("Convertible
Securities"), whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold;
			(5)	The issuance or sale of Common Stock upon
conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold; or
			(6)	Upon any amendment to or change in the terms
of any rights or warrants to subscribe for or purchase, or
options for the purchase of, Common Stock or Convertible
Securities or in the terms of any Convertible Securities,
including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right,
warrant or option, any extension of any date through which any
Convertible Securities are convertible into or exchangeable for
Common Stock or any change in the rate at which any Convertible
Securities are convertible into or exchangeable for Common Stock.
		(f)	Right of Company to Make Adjustments.  The grant
of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments,
reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
	13.	Investment Purpose.  Each Option under the Plan shall
be granted on the condition that the purchase of the shares of stock thereunder shall be for investment purposes, and not with a view to resale or distribution; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be
permissible, such condition shall be inoperative if in the
opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.
	14.	No Obligation to Exercise Option.  The granting of an
Option shall impose no obligation upon the optionee to exercise such Option.
	15.	Modification, Extension and Renewal of Options.
Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised).  With the approval of the Board of
Directors, the Company may modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding
Options and authorize the granting of new Options in substitution therefor specifying a lower price.  Notwithstanding the
foregoing, however, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or
obligations under any Option theretofore granted under the Plan.
	16.	Effective Date of the Plan.  The Plan shall become
effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Plan ("Effective
Date").
	17.	Termination of the Plan.  This Plan shall terminate as
of the expiration of ten (10) years from the Effective Date.
Options may be granted under this Plan at any time and from time to time prior to its termination.  Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.
	18.	Amendment of the Plan.  The Plan may be terminated at
any time by the Board of Directors of the Company.  The Board of
Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company or a Subsidiary, modify or amend the Plan (including such form of Option Agreement as hereinabove mentioned) in such respects as it shall deem
advisable in order that the Incentive Options granted under the
Plan shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan, except as provided in Section 12 hereof; or (b) the periods during which
Options may be granted or exercised; or (c) the provisions
relating to the determination of persons to whom Options shall be granted and the number of shares to be covered by such Options;
or (d) the provisions relating to adjustments to be made upon changes in capitalization.  The termination or any modification or amendment of the Plan shall not, without the consent of the person to whom any Option shall theretofore have been granted, affect that person's rights under an Option theretofore granted to such person.  With the consent of the person to whom such
Option was granted, an outstanding Option may be modified or amended by the Committee in such manner as it may deem
appropriate and consistent with the requirements and purpose of this Plan applicable to the grant of a new Option on the date of modification or amendment.
	19.	Withholding.  Whenever an optionee shall recognize
compensation income as a result of the exercise of any Option granted under the Plan, the optionee shall remit in cash to the
Company or Subsidiary the minimum amount of federal income and employment tax withholding, if any, which the Company or
Subsidiary is required to remit to the United States Internal
Revenue Service in accordance with the then current provisions of the Code.  The full amount of such withholding shall be paid by the optionee simultaneously with the award or exercise of an
Option, as applicable.
	20.	Indemnification of Committee.  In addition to such
other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in
satisfaction of a judgment in any such action, suit or
proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or wilful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a
Committee member shall in writing offer the Company the
opportunity, at its own expense, to pursue and defend the same.
	21.	Application of Funds.  The proceeds received by the
Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

	22.	Governing Law.  This Plan shall be governed by and
construed in accordance with the laws of the jurisdiction of incorporation of the Company.
	EXECUTED effective this 5th day of August, 1999.
							MESA LABORATORIES, INC.



							By:

							       Luke R. Schmieder
							       President


ATTEST:


EX-5.1

EXHIBIT 5.1


 ANDREW N. BERNSTEIN, P.C.
ATTORNEY AT LAW
5445 DTC PARKWAY, SUITE 520
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE (303) 770-7131
FACSIMILE (303) 770-7332
	Exhibit 5.1

	October 24, 2000


Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

Re:	Mesa Laboratories, Inc.
1999 Stock Compensation Plan
Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for Mesa Laboratories, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 300,000 shares (the "Shares") of the common stock, no par value per share (the "Common Stock"), of the Company under the Company's 1999 Stock Compensation Plan (the "Plan") for officers, directors, employees and consultants of the Company. A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options pursuant to the Plan will on or about this date be filed under the Act with the Securities and Exchange Commission (the "Commission").

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement,
(iv) the Plan, and (v) such other documents as we have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance by the Company and, when sold, issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable under Colorado law.


This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     Very truly yours,

     /s/ ANDREW N. BERNSTEIN, P.C.

     Andrew N. Bernstein, P.C.

ANB/prr
Mesa Laboratories, Inc.
October 24, 2000



EX-23.1

EXHIBIT 23.1



	Consent of Independent Auditor





We consent to the incorporation by reference in the Registration
Statement on Form S-8 of our report dated June 14, 2000 related to the financial statements as of March 31,2000 and the two years then ended, included in the Form 10-KSB of Mesa
Laboratories, Inc. for the year ended March 31, 2000.





/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC



October 23, 2000

Denver, Colorado




10


II-4